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                                   EXHIBIT 16

                              LETTER RE: CHANGE IN
                              CERTIFYING ACCOUNTANT

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                       [LETTERHEAD OF STOKES & HINDS, LLC]



                                 April 24, 2001




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Gentlemen:

We have read Item 14 of Form 10, to be filed with the Securities and Exchange Commission on or about April 27, 2001 of Neffs Bancorp, Inc. and are in agreement with the statements concerning our Firm contained herein. We have no basis to agree or disagree with other statements of the registrant contained herein.


/s/      Stokes & Hinds LLC

Pittsburgh, Pa.